Mr. L. S. Skaggs
P.O. Box 2526
Salt Lake City, UT  84110

     Re:  Consulting Agreement

Dear Mr. Skaggs:

     The purpose of this letter is to set forth our agreement with respect to the consulting and advisory services which you are to render to American Stores Company (the "Company") commencing on August 1, 1995, subject to ratification of this agreement by the Company's Board of Directors. Those services, and the terms and conditions upon which they will be performed, are as follows:

     1. DUTIES/REPORTING. At the request of the Board of Directors (the "Board") or the Chief Executive Officer of the Company (the "CEO"), you will provide consulting and advisory services consisting of advice and consultation to the Board and/or the CEO on strategic planning, acquisitions and divestitures, organization and marketing, relationships with major shareholders and financial institutions, and such other similar services as may reasonably be requested from time to time by the Board or CEO.

     The consulting and advisory services to be provided by you hereunder shall be provided during normal business hours at such times and locations as are mutually convenient to you and the Company, provided, however, that you shall not be required to devote in excess of fifty percent (50%) of your time during normal hours to such services.

     2. CONSIDERATION. For your consulting and advisory services you will be paid $750,000 per year, payable in equal monthly installments. You will be entitled to receive this compensation regardless of whether requests for your consulting and advisory services result in devotion of less than fifty percent (50%) of your time, and regardless of whether you continue to serve as a member of the Company's Board.

     During the term of this Agreement you will not be entitled to any fees, compensation or benefits in respect of any service by you on the Board or on any Board Committee, other than reimbursement of expenses and non-monetary benefits available to non-employee members of the Company's Board to the extent not otherwise provided for herein.

     3. SUPPORT STAFF AND SERVICES. During the term of this Agreement, the Company will reimburse you for all reasonable costs and expenses incurred by you in connection with (i) the maintenance and operation of an office, including fair rental value, utilities, furniture, furnishings and equipment of a similar standard to those furnished to you by the Company in the past, telephone, office supplies, salary and benefits for an executive secretary of your choosing; (ii) travel expenses in connection with your rendering services hereunder; (iii) a driver; and (iv) any other costs and expenses reasonably and necessarily incurred by you in connection with the performance of your duties hereunder. In addition, you shall be entitled to such other perquisites made available to senior executive officers of the Company in accordance with the Company's policies and practices prevailing during the 1994 fiscal year and as such policies and practices may be modified in the future to provide additional or increased benefits. Reimbursement shall be made by the Company within thirty days of receipt of invoices setting forth a description of the items for which reimbursement is sought together with the cost or fair market value of such items and copies of invoices, receipts, credit card statements and other supporting documentation.

     4. TERM. This Agreement shall commence as of August 1, 1995 and shall continue in effect until the earlier of: (a) July 31, 2000; (b) your death, or any physical or mental incapacity resulting in your inability to perform the services contemplated herein for a continuous period of one (1) year; or (c) the effective date of any written notice of termination from you (which right of termination may be exercised by you at any time, and which if given in the event of any failure by the Company to perform any of its obligations hereunder, shall not prejudice any legal or equitable remedies available to you). Notwithstanding the termination of this Agreement, the covenants and agreements provided for in paragraphs 6 and 7 shall survive such termination in accordance with their terms, and the indemnification and other provisions of paragraph 8 shall survive such termination.

     In the event that this Agreement shall terminate, you or your estate shall be entitled to receive all amounts due and owing hereunder to the date of such termination, including unreimbursed expenses; additionally, should this Agreement terminate because of your death, the Company will reimburse your estate for actual services used and support staff related to your office for up to one year following your death for the purpose of winding up your affairs as they relate to this Agreement.

     5. INDEPENDENT CONTRACTOR. Your status, in connection with the performance of consulting and advisory services hereunder, will be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. Accordingly, among other things, you will not be entitled to participate in any compensation or benefit plans, programs or policies maintained by the Company solely for its employees. All payments and other consideration made or provided to you hereunder will be made or provided without withholding or deduction of any kind and you will assume sole responsibility for discharging, and you hereby agree to indemnify and defend the Company against all tax or other obligations associated therewith.

     As of your retirement as an officer and employee of the Company, you are entitled to all compensation and benefits accrued, payable or distributable to you pursuant to the provisions of any Company qualified or non-qualified retirement, welfare benefits, and other compensation plans or programs, in each case in accordance with the terms and provisions of such plans and programs. Moreover, you will be regarded by the Company as a retired employee for purposes of the Company's benefit plans and programs.

     6. CONFIDENTIALITY. Unless you believe in good faith that you are required by law (including but not limited to the rules and regulations of the Securities and Exchange Commission), you agree not to disclose the Company's propriety and confidential information acquired during the term of this Agreement pursuant to your duties hereunder to any person or entity for any purpose other than in the ordinary course of the performance of your duties hereunder, or use the information for your own benefit, unless the information has been made public or has been made generally available otherwise than by your breach of your duties under this Agreement or it otherwise ceases to be confidential or proprietary. The foregoing shall not be construed to limit any obligation you may have as a present or former officer or director of the Company concerning disclosure of proprietary and confidential information.

     7. NON-COMPETE. During the term of this Agreement, and for a period of one year following termination of this Agreement, without the consent of the Board, you will not serve as an employee, officer, director (or in any other position of comparable function) of, or consultant to any other business or entity engaged in the retail grocery or drug store business which is in competition with the Company.

     8. INDEMNIFICATION. The Company agrees to indemnify, protect, defend and hold you and your estate, heirs, and personal representatives, harmless from and against any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), and all losses, liabilities, damages and expenses, including reasonable attorney's fees incurred by counsel reasonably designated or approved by you, in connection with this Agreement or your performance hereunder, provided that any consulting services giving rise to such indemnification shall have been performed by you in good faith and, to the best of your knowledge, in a lawful manner.

     9. MISCELLANEOUS. This Agreement shall be binding on and inure to the benefit of you, the Company, and you and the Company's respective heirs, personal representatives, successors and assigns; provided, however, neither you nor the Company shall assign this Agreement or any rights, duties or obligations hereunder without the prior written consent of the other party. Any merger with or into another corporation or consolidation with another corporation or a sale of all or substantially all of the Company's assets shall not be construed for purposes of this Agreement to be an assignment. If any term or provision of this Agreement shall be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected by such invalidity or unenforceability and each remaining provision shall be valid and enforceable to the fullest extent permitted by law. This Agreement constitutes the entire agreement between the Company and you concerning the subject matter hereof and supersedes and cancels any and all other written or oral agreements or understandings with respect to the subject matter hereof. Paragraph headings are for convenience only and do not define, limit or construe their contents. No modification, amendment or waiver of any term or provision of this Agreement shall be effective unless in writing and signed by you and on behalf of the Company.

     If the above terms and conditions are acceptable to you, please sign the enclosed copy of this letter where indicated and return it to my attention.

                    Very truly yours,

                    AMERICAN STORES COMPANY



                    By /s/ Victor L. Lund
                           Victor L. Lund
                           Chairman and Chief Executive Officer


ACCEPTED AND AGREED TO
this  1st     day of   August,   1995


By  /s/ L. S. Skaggs
        L. S. Skaggs